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                                                                   EXHIBIT 12.1
                              SunTrust Banks, Inc.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

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                                                                            Year Ended December 31
                                            ----------------------------------------------------------------------------------------
                                               1999              1998           1997         1996           1995          1994
                                            ----------------------------------------------------------------------------------------
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Ratio 1 - including deposit interest
------------------------------------

Earnings:
  Income before income taxes and
     extraordinary gain                       $ 1,695,657    $ 1,498,306    $ 1,499,599   $1,265,942    $ 1,211,458    $1,135,068
  Fixed charges                                 2,841,964      2,773,877      2,479,633    2,185,047      2,051,441     1,477,543
                                            --------------------------------------------------------------------------------------
    Total                                     $ 4,537,621    $ 4,272,183    $ 3,979,232   $3,450,989    $ 3,262,899    $2,612,611
                                            ========================================================================================

Fixed charges:
  Interest on deposits                        $ 1,626,132    $ 1,644,229    $ 1,627,417   $1,585,707    $ 1,481,548    $1,109,799
  Interest on funds purchased                     749,561        634,086        461,724      356,879        336,360       122,054
  Interest on other short-term borrowings          79,521        127,800        133,814       81,683         91,271       121,711
  Interest on long-term debt                      359,538        340,664        230,509      134,530        118,152       101,875
  Portion of rents representative of the
    interest factor (1/3) of rental expense        27,212         27,098         26,169       26,248         24,110        22,104
                                            ----------------------------------------------------------------------------------------
      Total                                   $ 2,841,964    $ 2,773,877    $ 2,479,633   $2,185,047    $ 2,051,441    $1,477,543
                                            ========================================================================================

Earnings to fixed charges                            1.60 x         1.54 x         1.60 x       1.58 x         1.59 x        1.77 x

Ratio 2 - excluding deposit interest
------------------------------------

Earnings:
  Income before income taxes and
     extraordinary gain                       $ 1,695,657    $ 1,498,306    $ 1,499,599   $1,265,942    $ 1,211,458    $1,135,068
  Fixed charges                                 1,215,832      1,129,648        852,216      599,340        569,893       367,744
                                            ----------------------------------------------------------------------------------------
    Total                                     $ 2,911,489    $ 2,627,954    $ 2,351,815   $1,865,282    $ 1,781,351    $1,502,812
                                            ========================================================================================

Fixed charges:
  Interest on funds purchased                 $   749,561      $ 634,086      $ 461,724    $ 356,879      $ 336,360     $ 122,054
  Interest on other short-term borrowings          79,521        127,800        133,814       81,683         91,271       121,711
  Interest on long-term debt                      359,538        340,664        230,509      134,530        118,152       101,875
  Portion of rents representative of the
    interest factor (1/3) of rental expense        27,212         27,098         26,169       26,248         24,110        22,104
                                            ----------------------------------------------------------------------------------------
      Total                                   $ 1,215,832    $ 1,129,648      $ 852,216    $ 599,340      $ 569,893     $ 367,744
                                            ========================================================================================

Earnings to fixed charges                            2.39 x         2.33 x         2.76 x       3.11 x         3.13 x        4.09 x
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